EXHIBIT 10.1

AMENDMENT NO. 1 TO
MANAGEMENT SERVICES AGREEMENT

This Amendment No. 1 to Management Services Agreement (this “Amendment”) is made on March 3, 2011 and is effective as of March 1, 2011, by and between Cuming Flotation Technologies, LLC, a Delaware limited liability company (“OPCO”) and Deep Down, Inc., a Nevada corporation (“Deep Down”).  OPCO and Deep Down are referred to herein collectively as “Parties” and each individually as a “Party”.

W I T N E S S E T H :

WHEREAS, OPCO and Deep Down entered into a Management Services Agreement dated as of December 31, 2010 and effective January 1, 2011 (the “Agreement”); and

WHEREAS, the Parties desire to amend the Agreement as set forth herein.

NOW, THEREFORE, the Parties, intending to be legally bound, hereby agree as follows:

Section 1. Amendment to the Agreement.

(a) The Parties agree that Section 1.2 of the Agreement shall be deleted in its entirety and replaced with the following:

“1.2           Additional Services.  From time to time, OPCO may request additional services to be provided by Deep Down that are not otherwise set forth on Exhibit A by providing Deep Down with a written request for such additional services.  Promptly after receipt of such request, Deep Down shall notify OPCO whether it will provide the additional services.  In the event that Deep Down agrees to provide such additional services, representatives of OPCO and Deep Down shall use their reasonable, good faith efforts to mutually agree on the terms and conditions for such additional services, including the rates for such additional services which shall be paid together with the Monthly Fee (defined below) in accordance with Section 2.2.  Any such additional services shall be effective as of the date of execution of an amendment to Exhibit A by duly authorized representatives of the Parties.”

(b) The Parties agree that Section 2.1 of the Agreement shall be deleted in its entirety and replaced with the following:

“2.1           Fee.

a.
OPCO shall pay to Deep Down a monthly fee in consideration for the Services actually provided to OPCO by management of Deep Down (the “Personnel Fee”) and a monthly fee in consideration for the allocated overhead expenses, as set forth on Exhibit B, associated with such Services (the “Overhead Fee” and, together with the Personnel Fee, the “Monthly Fee”).  With respect to each of the named managers in Exhibit C, the Personnel Fee shall be calculated by multiplying such manager’s monthly rate (set forth on Exhibit C) by the number of hours actually spent by such manager providing Services to OPCO during a calendar month divided by the total hours worked by that manager during that calendar month.  The Overhead Fee for each calendar month will be calculated based on the formula in Exhibit C.  Notwithstanding any other provision in this Section 2.1, at no time during the first month following the effective date of this Amendment (March 2011) shall the Monthly Fee be reduced below $68,325, and at no time during the second (2nd), third (3rd) and fourth (4th) month following the effective date of this Amendment (April-June 2011) shall the Monthly Fee be reduced to an amount less than $42,000 per month (“Minimum Monthly Fees”) except, in both cases, as set forth in Section 2.1(b) below.

b.
In the event one of the named managers in Exhibit C resigns, is terminated, dies, becomes incapacitated or is otherwise unable to continue performing all of the Services provided by such manager pursuant to this Agreement and is not replaced in accordance with the process set forth in Section 1.3(c) of the Master Services Agreement, the Minimum Monthly Fees will be reduced by that manager’s current portion of the current Monthly Fee.

c.
Deep Down shall provide OPCO with an invoice, providing in reasonable detail (including by attachment of completed hourly timesheets), for the Personnel Fee relating to the prior calendar month no later than ten (10) Business Days after the end of such month.

d.
If, with respect to each named manager in Exhibit C, Deep Down reasonably projects the Personnel Fee attributable to such manager will exceed such manager’s maximum personnel fee (set forth on Exhibit C), then Deep Down must notify a York representative of the OPCO board of directors of the projected excess and obtain written approval from such board member for such manager to provide Services to OPCO which would result in such excess.”

(c) The Parties agree that first sentence of Section 2.2 of the Agreement shall be deleted in its entirety and replaced with the following:

“Each Monthly Fee shall be payable in U.S. Dollars by wire transfer and shall be payable on the 5th business day following OPCO’s receipt of the invoice described in Section 2.1.b (or, if such day is not a Business Day, then on the next occurring Business Day thereafter).”

(d) The Parties agree that Exhibit C of the Agreement shall be deleted in its entirety and replaced with Exhibit A hereto.

Section 2. No Other Amendments.  Except as expressly amended hereby, the Secured Purchase Agreement is not amended or waived in any respect and remains in full force and effect.

Section 3. Counterparts.  This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which shall together constitute one and the same instrument.

Section 4. Governing Law.  This Amendment and all matters arising out of or relating to this Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law principals.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first above written.

CUMING FLOTATION TECHNOLOGIES, LLC

By:	/s/ Glen Gordon
Name: Glen Gordon
Title: President

DEEP DOWN, INC.

By:	/s/ Eugene L. Butler
Name: Eugene L. Butler
Title: Executive Chairman & CFO